Exhibit 99.1

Jamf Announces Second Quarter 2023 Financial Results
•Q2 total revenue year-over-year growth of 17% to $135.1 million
•ARR year-over-year growth of 18% to $547.8 million as of June 30, 2023
•Cash flow provided by operations of $60.4 million for the TTM ended June 30, 2023, or 12% of TTM total revenue; unlevered free cash flow of $66.6 million for the TTM ended June 30, 2023, or 13% of TTM total revenue
MINNEAPOLIS – August 8, 2023 – Jamf (NASDAQ: JAMF), the standard in managing and securing Apple at work, today announced financial results for its second quarter ended June 30, 2023.
“Our second quarter of 2023 represents the 13th consecutive quarter where Jamf outperformed expectations,” said Dean Hager, CEO. “We continue to experience tailwinds of Apple adoption in the enterprise across industries and customer preference to consolidate device management and security on a single platform to enhance their security posture and realize cost savings. Jamf’s unmatched platform of solutions is uniquely positioned to leverage these tailwinds to meet the needs of organizations of all sizes and help drive further adoption of Apple in the enterprise.”
Second Quarter 2023 Financial Highlights
•ARR: ARR of $547.8 million as of June 30, 2023, an increase of 18% year-over-year.
•Revenue: Total revenue of $135.1 million, an increase of 17% year-over-year.
•Gross Profit: GAAP gross profit of $104.2 million, or 77% of total revenue, compared to $86.2 million in the second quarter of 2022. Non-GAAP gross profit of $110.6 million, or 82% of total revenue, compared to $93.9 million in the second quarter of 2022.
•Operating Loss/Income: GAAP operating loss of $37.6 million, or (28)% of total revenue, compared to $61.8 million in the second quarter of 2022. Non-GAAP operating income of $5.8 million, or 4% of total revenue, compared to $4.5 million in the second quarter of 2022.
•Cash Flow: Cash flow provided by operations of $60.4 million for the TTM ended June 30, 2023, or 12% of TTM total revenue, compared to $43.5 million for the TTM ended June 30, 2022. Unlevered free cash flow of $66.6 million for the TTM ended June 30, 2023, or 13% of TTM total revenue, compared to $48.1 million for the TTM ended June 30, 2022.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains descriptions of these reconciliations.
“Our vision of delivering organizations Trusted Access, which combines management, connection and protection into a single, powerful, easy-to-use platform, is resonating with our customers and provides Jamf with significant opportunity,” said John Strosahl, President and COO. “We’re at the early stages and are excited to continue to help our customers succeed with Apple.”

Recent Business Highlights
•Ended the second quarter serving more than 73,500 customers with 31.3 million total devices on our platform.
•Achieved 37% year-over-year growth in security ARR, to $114.6 million as of June 30, 2023, representing 21% of Jamf’s total ARR.
•Launched three new integrations with Google Cloud, enabling and protecting mobile workforces. Encompassing Zero Trust, observability, and identity workflows, Jamf continues to provide unique value for Google Cloud users with Apple devices.
•Announced and completed the acquisition of dataJAR, a leading Apple technology managed services provider. We believe this acquisition will help Jamf expand partnerships with managed service provider partners through dataJAR’s proprietary technology and make it easier for organizations to harness the power of Jamf’s management and security platform.
•Announced Jamf now empowers more than 42 million students globally, serving eight of the top 10 largest school districts in the United States (according to March 2023 data from Niche) and all of the top 10 best global universities (as ranked by US News and World Report in March 2023).
•Launched Jamf Safe Internet for Microsoft Windows, furthering our goal of ensuring that students on all devices are protected.
•Announced Jamf’s participation in the renowned CEO Action for Diversity & Inclusion™ pledge. This powerful initiative brings together business leaders from various industries to foster a more inclusive workplace environment and drive meaningful change.
•Published our 2023 Purpose and Impact Report, detailing our strategic commitments and approach to environmental, social, and governance topics to empower employees, customers, and communities.
Financial Outlook
For the third quarter of 2023, Jamf currently expects:
•Total revenue of $139.0 to $141.0 million
•Non-GAAP operating income of $10.0 to $11.0 million
For the full year 2023, Jamf currently expects:
•Total revenue of $555.0 to $558.0 million
•Non-GAAP operating income of $41.0 to $43.0 million
To assist with modeling, for the third quarter of 2023 and full year 2023, amortization is expected to be approximately $10.5 million and $42.0 million, respectively. In addition, for the third quarter of 2023 and full year 2023, stock-based compensation and related payroll taxes are expected to be approximately $30.2 million and $107.1 million, respectively.
Jamf is unable to provide a quantitative reconciliation of forward-looking guidance of non-GAAP operating income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, offering costs, amortization, stock-based compensation and related payroll taxes, and system transformation costs. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated non-GAAP operating income.
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Webcast and Conference Call Information
Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on August 8, 2023.
The conference call will be webcast live on Jamf’s Investor Relations website at https://ir.jamf.com, along with the earnings press release, financial tables, earnings presentation, and investor presentation. Those parties interested in participating via telephone may register on Jamf’s Investor Relations website.
A replay of the call will be available on the Investor Relations website beginning on August 8, 2023, at approximately 6:00 p.m. Central Time (7:00 p.m. Eastern Time).

Please note that Jamf uses its https://ir.jamf.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of non-GAAP operating expenses, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP income before income taxes, non-GAAP provision for income taxes as it relates to the calculation of non-GAAP net income, non-GAAP net income, free cash flow, free cash flow margin, unlevered free cash flow, and unlevered free cash flow margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, offering costs, foreign currency transaction (gain) loss, payroll taxes related to stock-based compensation, legal settlement, loss on extinguishment of debt, amortization of debt issuance costs, and system transformation costs. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this press release. We strongly encourage investors to review our consolidated financial statements included in our publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.
Forward-Looking Statements
This press release and the accompanying conference call contain “forward-looking statements” within the meaning of federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance (including our outlook and guidance), the demand for our platform, anticipated impacts of macroeconomic conditions on our business, our expectations regarding business benefits and financial impacts from our acquisitions, partnerships and investments, and our ability to deliver on our long-term strategy.
The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, as well as the subsequent periodic and current reports and other filings that we make with the Securities and Exchange Commission from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and the accompanying conference call relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About Jamf
Jamf’s purpose is to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust. Jamf is the only company in the world that provides a complete management and security solution for an Apple-first environment designed to be enterprise secure, consumer simple and protect personal privacy. To learn more, visit www.jamf.com.
Investor Contacts
Jennifer Gaumond
Michael Thomas
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com

Jamf Holding Corp.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$211,471	$224,338
Trade accounts receivable, net of allowances of $508 and $445	100,184	88,163
Income taxes receivable	782	465
Deferred contract costs	20,386	17,652
Prepaid expenses	18,092	14,331
Other current assets	8,078	6,097
Total current assets	358,993	351,046
Equipment and leasehold improvements, net	17,514	19,421
Goodwill	867,909	856,925
Other intangible assets, net	200,128	218,744
Deferred contract costs, non-current	46,145	39,643
Other assets	42,340	43,763
Total assets	$1,533,029	$1,529,542

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,168	$15,393
Accrued liabilities	56,902	67,051
Income taxes payable	866	486
Deferred revenues	290,663	278,038
Total current liabilities	363,599	360,968
Deferred revenues, non-current	64,388	68,112
Deferred tax liability, net	5,146	5,505
Convertible senior notes, net	365,750	364,505
Other liabilities	25,783	29,114
Total liabilities	824,666	828,204
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	125	123
Additional paid-in capital	1,105,703	1,049,875
Accumulated other comprehensive loss	(28,357)	(39,951)
Accumulated deficit	(369,108)	(308,709)
Total stockholders’ equity	708,363	701,338
Total liabilities and stockholders’ equity	$1,533,029	$1,529,542

Jamf Holding Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Subscription	$130,591	$109,407	$257,821	$211,608
Services	4,254	5,027	8,638	8,971
License	244	1,204	842	3,317
Total revenue	135,089	115,638	267,301	223,896
Cost of revenue:
Cost of subscription(1)(2)(3)(4) (exclusive of amortization expense shown below)	24,186	20,634	47,345	40,536
Cost of services(1)(2)(3)(4) (exclusive of amortization expense shown below)	3,385	3,493	6,677	6,600
Amortization expense	3,312	5,265	6,608	10,483
Total cost of revenue	30,883	29,392	60,630	57,619
Gross profit	104,206	86,246	206,671	166,277
Operating expenses:
Sales and marketing(1)(2)(3)(4)(5)	63,890	58,750	124,098	105,075
Research and development(1)(2)(3)(4)(5)	34,725	33,983	66,797	58,785
General and administrative(1)(2)(3)(4)(5)	35,966	48,321	64,402	73,933
Amortization expense	7,247	7,034	14,488	14,063
Total operating expenses	141,828	148,088	269,785	251,856
Loss from operations	(37,622)	(61,842)	(63,114)	(85,579)
Interest income (expense), net	1,481	(641)	2,766	(1,500)
Foreign currency transaction gain (loss)	1,048	(676)	1,652	(1,457)
Loss before income tax (provision) benefit	(35,093)	(63,159)	(58,696)	(88,536)
Income tax (provision) benefit	(1,106)	20	(1,703)	(232)
Net loss	$(36,199)	$(63,139)	$(60,399)	$(88,768)
Net loss per share, basic and diluted	$(0.29)	$(0.53)	$(0.49)	$(0.74)
Weighted‑average shares used to compute net loss per share, basic and diluted	124,382,767	119,941,482	123,905,072	119,768,871
(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Cost of revenue:
Subscription	$2,715	$2,061	$4,982	$4,016
Services	323	313	632	617
Sales and marketing	9,076	13,811	16,575	19,670
Research and development	6,401	10,631	11,434	14,490
General and administrative	11,668	26,208	16,110	30,241
	$30,183	$53,024	$49,733	$69,034

(2) Includes payroll taxes related to stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Cost of revenue:
Subscription	$71	$24	$83	$24
Services	12	1	12	1
Sales and marketing	303	65	407	77
Research and development	175	77	246	104
General and administrative	146	86	222	183
	$707	$253	$970	$389
(3) Includes depreciation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Cost of revenue:
Subscription	$306	$286	$621	$606
Services	39	41	78	86
Sales and marketing	787	633	1,592	1,317
Research and development	456	397	923	756
General and administrative	267	235	528	473
	$1,855	$1,592	$3,742	$3,238
(4) Includes acquisition-related expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Cost of revenue:
Subscription	$—	$23	$—	$61
Services	1	—	2	—
Sales and marketing	115	—	115	7
Research and development	124	283	175	546
General and administrative	439	242	1,145	1,035
	$679	$548	$1,437	$1,649
(5) Includes system transformation costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Sales and marketing	$37	$—	$37	$—
Research and development	10	—	10	—
General and administrative	1,293	—	1,734	—
	$1,340	$—	$1,781	$—
General and administrative also includes acquisition-related earnout of $0.1 million and $0.2 million for the three and six months ended June 30, 2022, respectively. The acquisition-related earnout was an expense for the three and six months ended June 30, 2022 reflecting the increase in fair value of the Digita acquisition contingent liability due to growth in sales of our Jamf Protect product.

Jamf Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(60,399)	$(88,768)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization expense	24,838	27,784
Amortization of deferred contract costs	9,987	7,859
Amortization of debt issuance costs	1,368	1,358
Non-cash lease expense	2,955	2,943
Provision for credit losses and returns	217	274
Share‑based compensation	49,733	69,034
Deferred tax benefit	(355)	(1,199)
Adjustment to contingent consideration	—	188
Other	(1,856)	1,438
Changes in operating assets and liabilities:
Trade accounts receivable	(12,047)	(17,870)
Income tax receivable/payable	81	165
Prepaid expenses and other assets	(6,694)	(3,851)
Deferred contract costs	(19,124)	(15,438)
Accounts payable	(483)	292
Accrued liabilities	(10,205)	(3,100)
Deferred revenue	8,753	35,233
Net cash (used in) provided by operating activities	(13,231)	16,342
Investing activities
Acquisitions, net of cash acquired	—	(4,023)
Purchases of equipment and leasehold improvements	(1,786)	(2,876)
Purchase of investments	(750)	—
Other	(25)	(79)
Net cash used in investing activities	(2,561)	(6,978)
Financing activities
Debt issuance costs	—	(50)
Cash paid for offering costs	—	(80)
Cash paid for contingent consideration	(206)	(4,588)
Payment of acquisition-related holdback	(277)	(200)
Proceeds from the exercise of stock options	2,965	1,543
Net cash provided by (used in) financing activities	2,482	(3,375)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	92	(790)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(13,218)	5,199
Cash, cash equivalents, and restricted cash, beginning of period	231,921	177,150
Cash, cash equivalents, and restricted cash, end of period	$218,703	$182,349

Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$211,471	$182,349
Restricted cash included in other current assets	32	—
Restricted cash included in other assets	7,200	—
Total cash, cash equivalents, and restricted cash	$218,703	$182,349

Jamf Holding Corp.
Supplemental Financial Information
Disaggregated Revenues
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
SaaS subscription and support and maintenance	$126,566	$104,291	$247,328	$200,641
On‑premise subscription	4,025	5,116	10,493	10,967
Subscription revenue	130,591	109,407	257,821	211,608
Professional services	4,254	5,027	8,638	8,971
Perpetual licenses	244	1,204	842	3,317
Non‑subscription revenue	4,498	6,231	9,480	12,288
Total revenue	$135,089	$115,638	$267,301	$223,896

Jamf Holding Corp.
Supplemental Information
Key Business Metrics
(in millions, except number of customers and percentages)
(unaudited)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

ARR	$547.8	$526.6	$512.5	$490.5	$466.0	$436.5

ARR from management solutions as a percent of total ARR	79%	80%	80%	82%	82%	83%

ARR from security solutions as a percent of total ARR	21%	20%	20%	18%	18%	17%

ARR from commercial customers as a percent of total ARR	73%	72%	72%	71%	71%	70%

ARR from education customers as a percent of total ARR	27%	28%	28%	29%	29%	30%

Dollar-based net retention rate (1)	109%	111%	113%	115%	117%	120%

Devices	31.3	30.8	30.0	29.3	28.4	26.8

Customers	73,500	72,500	71,000	69,000	67,000	62,000
(1) The dollar-based net retention rate for March 31, 2022 was based on our Jamf legacy business and does not include Wandera since it had not been a part of our business for the full trailing twelve months.

Jamf Holding Corp.
Supplemental Financial Information
Reconciliation of GAAP to non-GAAP Financial Data
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses	$141,828	$148,088	$269,785	$251,856
Amortization expense	(7,247)	(7,034)	(14,488)	(14,063)
Stock-based compensation	(27,145)	(50,650)	(44,119)	(64,401)
Acquisition-related expense	(678)	(525)	(1,435)	(1,588)
Acquisition-related earnout	—	(100)	—	(188)
Offering costs	—	(124)	—	(124)
Payroll taxes related to stock-based compensation	(624)	(228)	(875)	(364)
System transformation costs	(1,340)	—	(1,781)	—
Non-GAAP operating expenses	$104,794	$89,427	$207,087	$171,128

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Gross profit	$104,206	$86,246	$206,671	$166,277
Amortization expense	3,312	5,265	6,608	10,483
Stock-based compensation	3,038	2,374	5,614	4,633
Acquisition-related expense	1	23	2	61
Payroll taxes related to stock-based compensation	83	25	95	25
Non-GAAP gross profit	$110,640	$93,933	$218,990	$181,479
Gross profit margin	77%	75%	77%	74%
Non-GAAP gross profit margin	82%	81%	82%	81%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating loss	$(37,622)	$(61,842)	$(63,114)	$(85,579)
Amortization expense	10,559	12,299	21,096	24,546
Stock-based compensation	30,183	53,024	49,733	69,034
Acquisition-related expense	679	548	1,437	1,649
Acquisition-related earnout	—	100	—	188
Offering costs	—	124	—	124
Payroll taxes related to stock-based compensation	707	253	970	389
System transformation costs	1,340	—	1,781	—
Non-GAAP operating income	$5,846	$4,506	$11,903	$10,351
Operating loss margin	(28)%	(53)%	(24)%	(38)%
Non-GAAP operating income margin	4%	4%	4%	5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(36,199)	$(63,139)	$(60,399)	$(88,768)
Exclude: income tax (provision) benefit	(1,106)	20	(1,703)	(232)
Loss before income tax (provision) benefit	(35,093)	(63,159)	(58,696)	(88,536)
Amortization expense	10,559	12,299	21,096	24,546
Stock-based compensation	30,183	53,024	49,733	69,034
Foreign currency transaction (gain) loss	(1,048)	676	(1,652)	1,457
Amortization of debt issuance costs	684	679	1,368	1,358
Acquisition-related expense	679	548	1,437	1,649
Acquisition-related earnout	—	100	—	188
Offering costs	—	124	—	124
Payroll taxes related to stock-based compensation	707	253	970	389
System transformation costs	1,340	—	1,781	—
Non-GAAP income before income taxes	8,011	4,544	16,037	10,209
Non-GAAP provision for income taxes (1)	(1,923)	(1,090)	(3,849)	(2,450)
Non-GAAP net income	$6,088	$3,454	$12,188	$7,759
Net loss per share:
Basic	$(0.29)	$(0.53)	$(0.49)	$(0.74)
Diluted	$(0.29)	$(0.53)	$(0.49)	$(0.74)
Weighted‑average shares used in computing net loss per share:
Basic	124,382,767	119,941,482	123,905,072	119,768,871
Diluted	124,382,767	119,941,482	123,905,072	119,768,871
Non-GAAP net income per share:
Basic	$0.05	$0.03	$0.10	$0.06
Diluted	$0.05	$0.03	$0.09	$0.06
Weighted-average shares used in computing non-GAAP net income per share:
Basic	124,382,767	119,941,482	123,905,072	119,768,871
Diluted	134,690,326	129,189,399	134,316,268	129,436,956
(1) In accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretation, the Company’s blended U.S. statutory rate of 24% is used as an estimate for the current and deferred income tax expense associated with our non-GAAP income before income taxes.

	Six Months Ended June 30,			Years Ended December 31,
	2023	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(13,231)	$16,342	$38,022	$90,005	$65,165
Less:
Purchases of equipment and leasehold improvements	(1,786)	(2,876)	(5,211)	(7,727)	(9,755)
Free cash flow	(15,017)	13,466	32,811	82,278	55,410
Add:
Cash paid for interest	391	371	6	763	967
Cash paid for acquisition-related expense	1,208	1,720	1,094	4,480	5,039
Cash paid for system transformation costs	2,097	—	—	—	—
Cash paid for contingent consideration	6,000	—	—	—	—
Cash paid for legal settlement	—	—	—	—	5,000
Unlevered free cash flow	$(5,321)	$15,557	$33,911	$87,521	$66,416
Total revenue	$267,301	$223,896	$166,965	$478,776	$366,388
Net cash (used in) provided by operating activities as a percentage of total revenue	(5)%	7%	23%	19%	18%
Free cash flow margin	(6)%	6%	20%	17%	15%
Unlevered free cash flow margin	(2)%	7%	20%	18%	18%

	Trailing Twelve Months Ended June 30,
	2023	2022
Net cash provided by operating activities	$60,432	$43,485
Less:
Purchases of equipment and leasehold improvements	(6,637)	(7,420)
Free cash flow	53,795	36,065
Add:
Cash paid for interest	783	1,332
Cash paid for acquisition-related expense	3,968	5,665
Cash paid for system transformation costs	2,097	—
Cash paid for contingent consideration	6,000	—
Cash paid for legal settlement	—	5,000
Unlevered free cash flow	$66,643	$48,062
Total revenue	$522,181	$423,319
Net cash provided by operating activities as a percentage of total revenue	12%	10%
Free cash flow margin	10%	9%
Unlevered free cash flow margin	13%	11%